Exhibit 4.1
SPECIMEN UNIT CERTIFICATE
FINTECH ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No. U-	UNIT(S)
CUSIP
EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                          IS THE OWNER OF                                            UNIT(S). EACH UNIT (“UNIT”) CONSISTS OF ONE (1) SHARE OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE (“COMMON STOCK”), OF FINTECH ACQUISITION CORP., A DELAWARE CORPORATION (THE “CORPORATION”), AND ONE WARRANT (EACH, A “WARRANT”). EACH WARRANT ENTITLES THE HOLDER TO PURCHASE ONE (1) SHARE OF COMMON STOCK FOR $7.50 PER SHARE (SUBJECT TO ADJUSTMENT). EACH WARRANT WILL BECOME EXERCISABLE ON THE LATER OF (1) THE CORPORATION’S COMPLETION OF AN ACQUISITION THROUGH MERGER, CAPITAL STOCK EXCHANGE, ASSET ACQUISITION OR OTHER SIMILAR BUSINESS COMBINATION OF ONE OR MORE BUSINESSES OR ASSETS (AN “INITIAL BUSINESS COMBINATION”) OR (2) 12 MONTHS FROM THE CLOSING OF THE CORPORATION’S INITIAL PUBLIC OFFERING (THE “IPO”) AND WILL EXPIRE UNLESS EXERCISED BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2013, OR EARLIER UPON REDEMPTION OR LIQUIDATION OF THE CORPORATION’S TRUST ACCOUNT BY AMERICAN STOCK TRANSFER & TRUST COMPANY ACTING AS TRUSTEE (THE “EXPIRATION DATE”). THE COMMON STOCK AND WARRANT COMPRISING EACH UNIT REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY PRIOR TO FIVE BUSINESS DAYS FOLLOWING THE EARLIER TO OCCUR OF THE EXPIRATION OF THE OVER-ALLOTMENT OPTION OF THE UNDERWRITERS OF THE CORPORATION’S IPO, THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OPTION OR THE ANNOUNCEMENT BY THE UNDERWRITERS OF THEIR INTENTION NOT TO EXERCISE ALL OR ANY PORTION OF THE OVER-ALLOTMENT OPTION, PROVIDED, HOWEVER, IN NO EVENT WILL THE COMMON STOCK AND WARRANTS BEGIN TO TRADE SEPARATELY UNTIL THE CORPORATION FILES A CURRENT REPORT ON FORM 8-K CONTAINING AN AUDITED BALANCE SHEET REFLECTING THE CORPORATION’S RECEIPT OF THE GROSS PROCEEDS OF THE IPO AND ISSUES A PRESS RELEASE ANNOUNCING WHEN SUCH SEPARATE TRADING WILL BEGIN. THE TERMS OF THE WARRANTS ARE GOVERNED BY A WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) BETWEEN THE CORPORATION AND ITS TRANSFER AGENT TO BE ENTERED INTO UPON THE EFFECTIVENESS OF THE CORPORATION’S INITIAL PUBLIC OFFERING, AS AMENDED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, AND ARE SUBJECT TO THE TERMS AND PROVISIONS CONTAINED THEREIN, ALL OF WHICH TERMS AND PROVISIONS THE HOLDER OF THIS CERTIFICATE CONSENTS TO BY ACCEPTANCE HEREOF. COPIES OF THE WARRANT AGREEMENT WILL BE ON FILE AT THE OFFICE OF THE CORPORATION, AND WILL BE AVAILABLE TO ANY WARRANT HOLDER ON WRITTEN REQUEST AND WITHOUT COST. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTRAR OF THE COMPANY.
WITNESS THE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

DATED:

PRESIDENT	CORPORATE SEAL DELAWARE	SECRETARY
Countersigned and Registered by:
American Stock Transfer & Trust Company,
as Transfer Agent and Registrar

By:
Authorized Signature

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT	Custodian
TEN ENT	as tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts/Transfers to Minors Act (State)
Additional Abbreviations may also be used though not in the above list.
This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Certificate of Incorporation and all amendments thereto and the Warrant Agreement, to all of which the holder of this certificate by acceptance hereof consents.
     For value received         , hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).